CONSENT OF INDEPENDENT AUDITORS
          We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statement on Form S-8 (Nos. 33-17765-02 and 33-20387),
          Form S-3 (Nos. 33-50710, 33-51311 and 33-50708) and Form
          S-4 (Nos. 33-61974 and 33-51943) of Shawmut National Corporation of our report dated February 11, 1993, except for Note B, as to which the date is March 22, 1994 relating to the consolidated financial statements of Gateway Financial Corporation, which appears in this Current Report on Form 8-K of Shawmut National Corporation.

          /s/ Ernst & Young

          Hartford, Connecticut
          March 28, 1994